UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  December 5, 2006

(Date of earliest event reported)

Maine & Maritimes Corporation

(Exact name of registrant as specified in its charter)

ME	333-103749	30-0155348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 789		04769
(Address of principal executive offices)		(Zip Code)

207 760 2499

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

MPUC Approves Stranded Cost Revenue Requirements Effective January 1, 2007.

This 8-K filing is to serve as notice to our investors and customers that Maine Public Service Company (MPS), a wholly owned subsidiary of Maine & Maritimes Corporation, has received final approval from the Maine Public Utilities Commission (MPUC) for the stranded cost revenue component of its electric delivery rates. Under Title 35-A of the Maine Revised Statutes Annotated, Section 3208, the MPUC is required to periodically investigate and adjust the stranded cost charges reflected in the rates of a transmission and distribution utility. In accordance with this provision, on September 7, 2006, in Docket No. 2006-506, the MPUC issued a notice of investigation in order to determine whether MPS's rates must be changed effective January 1, 2007, to reflect any changes in MPS's stranded costs. On November 30, 2006, the MPUC issued an order approving a stipulation under which MPS is allowed to recover $11,942,000 per year to satisfy its approved stranded cost revenue requirements for the "rate effective period" beginning January 1, 2007, and ending on December 31, 2009.  The approved revenue requirement for the rate effective period ended December 31, 2006, was $11,785,000. The increased revenue requirement beginning in 2007 will not produce a rate increase.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
           None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2006
MAINE & MARITIMES CORPORATION
By: /s/ Michael I. Williams
Michael I. Williams
SVP, CFO and Interim COO